FOR IMMEDIATE RELEASE

CONTACTS:    Alanco Investor Relations          Equity Communications
             (480) 607-1010                     Ira Weingarten
             www.alanco.com                     (805) 897-1880
                                                ira@equitycommunication.com

                       Alanco's StarTrak Systems Discloses
                 $10 Million Contract for Wireless Tracking and
                      Monitoring of Refrigerated Containers

(Scottsdale, AZ - August 24, 2006) - Alanco Technologies, Inc. (NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, disclosed today that its StarTrak Systems subsidiary has begun delivery on a single contract valued at greater than $10 million for its GenTrak wireless tracking system and related monitoring services. The StarTrak contract represents one of the largest single industrial deployments of wireless tracking and monitoring systems on refrigerated assets anywhere.

GenTrak is a GPS-based, wireless monitoring and control system, initially deployed on marine gensets to monitor the location, operating condition, fuel levels, etc., of both the genset and any connected refrigerated container. A marine genset is a portable generator temporarily connected to a refrigerated container to provide power during the land-based portion of the transport cycle. The GenTrak system provides significant operational savings and quality improvements to global shipping companies in their refrigerated container operations.

Tim Slifkin, StarTrak's President and CEO, commented, "StarTrak currently has a fiscal year 2007 total order backlog of over $13 million, including approximately 4,000 units remaining on the GenTrak contract. The backlog consists of approximately $8 million in hardware deliveries, plus annual subscription management services in excess of $5 million, which will continue to grow annually with increased system deployments."

"The GenTrak contract is our initial entry into the marine cold-chain shipping market which includes over 700,000 refrigerated containers globally. By providing a high value solution for the refrigerated container shipping industry, GenTrak has further solidified StarTrak's leading position as a wireless solutions provider to the refrigerated transport industry."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out. TSI PRISM is currently utilized in prisons in Michigan, California, Illinois, Ohio, and Missouri. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through two subsidiary companies: Arraid, Inc., a manufacturer of proprietary storage products to upgrade older "legacy" computer systems; and Excel/Meridian Data, Inc., a manufacturer of Network Attached Storage (NAS) systems.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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